UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2019

Juniata Valley Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-13232	23-2235254
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bridge and Main Streets, Mifflintown, Pennsylvania	17059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 436 - 8211

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 4.01	Changes in Registrant’s Certifying Accountant

The Audit Committee of the Board of Directors (the “Audit Committee”) of Juniata Valley Financial Corp. (the “Company”) conducted a competitive process to select the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. Several independent registered public accounting firms were invited to participate in this process, including BDO USA, LLP (“BDO”), which audited the Company’s financial statements for the fiscal year ended December 31, 2018.

(a) Dismissal of Independent Registered Public Accounting Firm

On May 10, 2019, the Company, after review and recommendation of the Audit Committee, dismissed BDO as the Company’s independent registered public accounting firm.

The reports of BDO on the Company’s consolidated financial statements for the fiscal years ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that BDO issued an adverse audit report on the effectiveness of the Company’s Internal Control Over Financial Reporting in its Report of Independent Registered Public Accounting Firm as of December 31, 2018, identifying a material weakness in the design and maintenance of controls over the annual review process for evaluating risk ratings on commercial loans and a material weakness in the accounting for income taxes as of December 31, 2018, as disclosed in the Company’s Form 10-K for the year ended December 31, 2018, filed on April 2, 2019.

During the fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through May 10, 2019, there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference thereto in its reports on the consolidated financial statements for such years. During the fiscal years ended December 31, 2018 and 2017 and through May 10, 2019, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided BDO with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K and requested that BDO furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not BDO agrees with the statements related to it made by the Company in this report. A copy of BDO’s letter to the SEC, dated May 14, 2019, is attached as Exhibit 16.1 to this Current Report.

(b) Newly Appointed Independent Registered Public Accounting Firm

On May 10, 2019, the Company, after review and recommendation of the Audit Committee, appointed Crowe LLP (“Crowe”) as the Company’s new independent registered public accounting firm for and with respect to the year ending December 31, 2019, effective immediately, subject to completion of Crowe’s standard client acceptance procedures and execution of an engagement letter.

During the years ended December 31, 2018 and 2017, and the subsequent interim period through May 10, 2019, neither the Company nor anyone on its behalf consulted with Crowe regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that Crowe concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a disagreement or a reportable event (within the meaning of Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 9.01(d)	Exhibits

Exhibit No.	Description
16.1	Letter from BDO USA LLP dated May 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Juniata Valley Financial Corp.

Date: May 14, 2019	By:	/s/ JoAnn McMinn
Name: JoAnn McMinn
Title: EVP, Chief Financial Officer